UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2019

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On February 12, 2019, Iridex Corporation (the “Company”) announced the resolution of its previously-disclosed dispute with Quantel Medical, S.A., Quantel USA, Inc., and Quantel, S.A. (collectively, “Quantel”) and dismissed the lawsuit it filed against Quantel in January, 2018, captioned Case No. 18-cv-153-RS (N.D. Cal.) in the U.S. District Court for the Northern District of California (the “U.S. Action”).  Quantel dismissed and ceased its participation in parallel proceedings against Iridex in Europe, including Tribunal de grande instance de Paris, 3e chambre, 1e section, RG n° 18/06053, related to European patent n° 1 856 774 (the “French Action”) and Opposition no. P45088EP to European patent n° 1 856 774, including the related Appeal File no. T2530/18-3.2.02 (the “OD-OS Opposition”).

A copy of the Company’s press release announcing the resolution of the parties’ disputes dated February 12, 2019 is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ William M. Moore
William M. Moore President and Chief Executive Officer

Date: February 12, 2019

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